                          Loan and Security Agreement


THIS LOAN AND SECURITY AGREEMENT entered into as of the of the 30th day of
                                                              ------
October, 1996, by and between MetLife CAPITAL CORPORATION, a Delaware
-------
corporation, whose addresses 10909 N.E. 4th Street Suite 500, mailing address C-97550, Bellevue, WA 98009 ("Lender") and BIG V SUPERMARKETS, INC., a New York
                                                                       --------
corporation whose address is 176 Main Street, Florida NY 10921 ("Borrower").
                             ---------------------------------

       WHEREAS, Lender has agreed to make a commercial loan to Borrower; and

       WHEREAS, as a condition to making the loan, and in order to secure the repayment thereof, Lender has required Borrower to execute and deliver to Lender this Loan and Security Agreement.

       NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender agree as follows:

       1.  Creation of Security Interest. As security for the due and punctual
           -----------------------------
payment of any and all of the present and future obligations of the Borrower to Lender under the Loan Documents (as hereinafter defined in Section 4), Borrower hereby conveys, assigns and grants to Lender a continuing security interest in all of Borrower's rights, title and interests in and to the equipment described in the Supplemental Security Agreement entered into pursuant to this Loan and Security Agreement ("Equipment) including all present and future additions, attachments and accessories thereto, all substitutions therefor and replacements thereof and all proceeds thereof, including all proceeds of insurance (such Equipment and property hereinafter called "Collateral").

       2.  The Loan.
           --------

       (a) Subject to the terms and conditions of this Loan and Security Agreement, Lender agrees to make a loan to Borrower in the original principal amount of $2,039,886.44 (the "Loan Amount").

       (b) The Loan Amount shall be repaid by Borrower as a term loan ("Term Loan"), evidenced by a promissory note in the form attached hereto as Exhibit "A" ("Term Note"). The payment provisions of the Term Note shall be stated therein.

       3.  Method for Borrowing. Borrower shall give Lender at least five (5)
           --------------------
business days written notice of its request for disbursement of the proceeds of the Term Loan ("Request"), specifying the date on which the Loan Amount is to be disbursed. Such Request shall be in the form attached hereto as Exhibit "C". Such Request shall be accompanied by an original copy of the invoice or invoices to be paid from the proceeds of the Term Loan. Such Request shall constitute a representation and warranty by the Borrower that (i) as of the date of the Request no Event of Default or event which with the passing of time or the giving of notice or both would constitute an Event of Default hereunder has occurred and is continuing and (ii) in the event items of Equipment have been delivered to Borrower, Borrower has unconditionally accepted the Equipment from the vendor thereof. Subject to the conditions of this Loan and Security Agreement, Lender shall disburse the proceeds of the Term Loan to the invoicing party or parties, or if Borrower shall have paid the amount of such invoice, Lender shall reimburse Borrower, upon receipt of proof of payment from Borrower.

       4.  Cross Collateral/Cross Default. All Collateral shall secure the
           ------------------------------
payment and performance of all of Borrower's liabilities and obligations to Lender hereunder and under any of the documents or instruments now or hereafter executed and delivered by Borrower in connection with or pursuant to this Agreement or the Term Loan including, but not limited to the Term Note (the Loan and Security Agreement, the Term Note, the Supplemental Security Agreement(s) and all such other documents or instruments may be referred to herein collectively as the "Loan Documents"). Lender's security interest in the Collateral shall not be terminated until and unless all of Borrower's obligations to Lender under any of the Loan Documents are fully paid and performed. The occurrence of an event of default under any other of the Loan Documents shall be deemed to be an Event of Default hereunder and an Event of Default hereunder shall be deemed to be an event of default under any other of the Loan Documents.

       5.  Representations and Warranties. Borrower hereby represents and
           ------------------------------
           warrants as follows:

           (a) Power and Authorization. Borrower has the full power and corporate authority to execute deliver and perform Borrower's obligations under the Loan Documents, The execution and delivery of the Loan Documents have been authorized by all requisite corporate action on the part of Borrower. The execution, delivery and performance of the Loan Documents have not constituted and will not constitute a breach, default or violation of or under Borrower's articles of incorporation, by-laws, or any other agreement, indenture, contract, lease, law, order, decree, judgment, or injunction to which Borrower is a party or my be bound and have not resulted and will not result in the creation of any lien upon the Equipment pursuant to any agreement, indenture, lease, contract or other instrument to which Borrower is a party, except the lien created by this Loan and Security Agreement.

           (b) Existence. Borrower (i) is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, (ii) has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry out its business as now conducted, and (iii) is duly qualified to transact business as now conducted, and
                 (iv) is duly qualified to transact business as a foreign corporation in each jurisdiction where the Equipment will be located and in the jurisdiction where its principal place of business is located.

[LOGO OF METLIFE CAPITAL APPEARS HERE]

           (c) Binding Effect This Loan and Security Agreement constitutes the valid and binding agreement of the Borrower; the Term Note, when executed and delivered, will constitute the valid and binding obligation of the Borrower; and the Loan Documents are enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by the bankruptcy laws, and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

           (d) Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower, threatened against or affecting the Borrower, before any court or arbitrator or any governmental body, agency or official which has not been previously disclosed to the Lender in writing and in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, financial condition or results of operations of the Borrower or which would in any manner draw into question the validity of any of the Loan Documents.

           (e) Filing of Tax Returns. The Borrower has filed all tax returns required to have been filed and has paid all taxes shown to be due and payable on such returns, including interest and penalties, and all other taxes which are payable by it, to the extent the same have become due and payable. The Borrower knows of no proposed tax assessment against it and all tax liabilities of the Borrower are adequately provided for.

           (f) Title. The Borrower has or shall have at the time it executes the Term Note good and indefeasible title to the Collateral free and clear of all liens other than the Lender's lien.

           (g) Compliance with Law. The business and operations of the Borrower have been and are being conducted in accordance with all applicable laws, rules and regulations, other than violations which could not (either individually or collectively) have a material adverse effect on the financial condition or operations of the Borrower.

           (h) Full Disclosure. All documents, records, instruments, certificates, statements (including, but not by way of limitation, financial statements of Borrower) and information provided to Lender by Borrower in connection with this Loan and Security Agreement are true and accurate in all material respects and do not contain any untrue statement, or fail to contain any statement of a material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to the Borrower that Borrower has not disclosed in writing which could materially and adversely affect the financial condition or operations of Borrower.

           (i) Security Interest The security interest granted to Lender hereunder is a valid, first priority security interest in the Collateral and has been, or promptly after the execution of the Supplemental Security Agreement describing the Collateral will be, perfected in accordance with the requirements of all states in which any item of the Collateral is located.

           (j) Personal Property. Under the laws of the state(s) in which the Collateral is to be located, the Collateral is deemed to consist solely of personal property.

           (k) Pollution and Environmental Control. To Borrower's knowledge, Borrower has obtained all permits, licenses and other authorizations which are required under, and is in material compliance with, all federal, state, and local laws and regulations relating to pollution, reclamation, or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into air, water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes. Borrower shall maintain all such permits, licenses, and authorizations current.

       6.  Covenants. Borrower hereby agrees and covenants as follows:
           ---------

           (a) Payment Borrower shall pay the indebtedness secured hereby as provided herein and in the Term Note.

           (b) Location of Collateral. Borrower will keep the Collateral located at the location or locations stated on the Supplemental Security Agreement, provided, however, that Borrower may change the location or locations of the Collateral upon Lender's prior written consent, which consent shall not be unreasonably withheld, and upon written notice to Lender after approval of the change in location or locations is given by Wakefern Food Corp.

           (c) No Liens. Except for the security interest granted hereby or under any other agreement under which Lender is the secured party, whether as mortgagee, beneficiary or otherwise, Borrower shall keep the Collateral free and clear of any security interest, lien or encumbrance of any kind and Borrower shall not sell, assign (by operation of law or otherwise) exchange or otherwise dispose of any of the Collateral.

           (d) Insurance. Borrower shall procure and continuously maintain and pay for (a) all risk physical damage and property insurance covering loss or damage to the Equipment for not less than the full replacement value thereof naming Lender as loss payee and
               (b) bodily injury and property damage combined single limit liability insurance, all in such amounts and against such risks and hazards as are reasonably required by Lender, with insurance companies and pursuant to contracts or policies and with deductibles satisfactory to Lender. All contracts and policies shall include provisions for the protection of Lender notwithstanding any act or neglect of or breach or default by Borrower, shall provide for payment of insurance proceeds to Lender, shall provide that they may not be modified, terminated or canceled unless Lender is given at least thirty (30) days' advance written notice thereof, and shall provide that the coverage is "primary coverage" for the protection of Borrower or Lender notwithstanding any other coverage carried by Lender protecting against similar risks. Borrower shall promptly notify any appropriate insurer and Lender of each and every occurrence, which may become the basis of a claim or cause of action against the insured and provide Lender with all data pertinent to such occurrence. Borrower shall furnish Lender with certificates of such insurance or copies of policies upon request and shall furnish Lender with renewal certificates not less than thirty
               (30) days prior to the renewal date. Proceeds of all insurance are payable first to Lender to the extent of its interest. Notwithstanding the foregoing, prior to the occurrence of an Event of Default hereunder, Borrower shall have the exclusive right to make, settle, and adjust any and all claims under such policies of insurance; provided, however, that Borrower shall not legally conclude the settlement or adjustment of any claim in excess of $100,000 without the written consent of Lender.

           (e) Financing Statements. At the request of Lender, Borrower will join Lender in executing one or more financing statements pursuant to the Uniform Commercial Code and other documents deemed necessary by Lender under applicable law to record or perfect its security interest in the Collateral, including continuation statements, in form satisfactory to Lender and will pay the cost of filing the same in all public offices wherever filing is deemed by Lender to be necessary or desirable. Borrower hereby authorizes Lender, in such jurisdictions where such action is authorized by law, to effect any such recordation or filing of financing statements or other documents without Borrower's signature thereto.

           (f) Change of Name or Address. Borrower will immediately notify Lender in writing of any change in its place of business or the adoption or change of any tradename or fictitious business name, and will upon request of Lender, execute any additional financing statements or other similar documents necessary to perfect or maintain its security interest.

           (g) Use of Equipment, Maintenance. Borrower will cause the Equipment to be used in a careful and proper manner, will comply with and conform to all governmental laws, rules and regulations relating thereto, and will cause the Equipment to be operated in accordance with the manufacturer's or supplier's instructions or manuals and only by competent and duly qualified personnel. Borrower will cause the Equipment to be kept and maintained in good repair, condition and working order and will furnish all parts, replacements, mechanisms, devices and servicing required therefor so that the value, condition and operating efficiency thereof will at all times be maintained and preserved, normal wear and tear excepted. All such repairs, parts, mechanisms, devices and replacements shall immediately, without further act, become part of the Equipment and subject to the security interest created by this Loan and Security Agreement. Borrower will not make any improvement, change, addition or alteration to the Equipment if such improvement, change, addition or alteration will impair the originally intended function or use of the Equipment or impair the value of the Equipment as it existed immediately prior to such improvement, change, addition or alteration. Any part added to the Equipment in connection with any improvement, change, addition or alteration shall immediately, without further act, become part of the Equipment and subject to the security interest created by this Loan and Security Agreement.

           (h) Inspection. Lender may at any reasonable time or times inspect the Equipment and may at any reasonable time or times inspect the books and records of Borrower. So long as no Event of Default shall have occurred and be continuing, Lender shall conduct such inspections only upon reasonable advance notice and during normal business hours.

           (i) Taxes. Borrower shall promptly pay, when due, all charges, fees, assessments and taxes (excluding all taxes measured by Lender's income) which may now or hereafter be imposed upon the ownership, leasing, possession, sale or use of the Collateral.

           (j) Performance by Lender. If Borrower fails to perform any agreement or obligation contained herein, Lender may itself perform, or cause the performance of such agreement or obligation. Borrower will pay, or reimburse Lender, on demand, for any and all fees, including attorneys' fees, costs and expenses of whatever kind or nature incurred by Lender in connection with (i) the creation, preservation and protection of Lender's security interest in the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, (ii) payments or discharge of any taxes or liens upon or in respect of the Collateral, (iii) premiums for insurance with respect to the Equipment and (iv) this Loan and Security Agreement and with protecting, maintaining or preserving the Collateral and Lender's interests therein, whether through judicial proceedings or otherwise, or in connection with defending or prosecuting any actions, suits or proceedings arising out of or related to the Loan and Security Agreement and the Loan Documents or in connection with any debt restructuring, loan workout negotiations or bankruptcy or insolvency case or proceedings. All such amounts shall constitute obligations of Borrower secured by the Collateral. In the event that Borrower fails to perform any of its agreements contained herein, Borrower will, on demand, reimburse Lender for all such expenditures, together with interest thereon from the date of such expenditure until fully reimbursed at the rate of fifteen percent (15%) per annum on the outstanding balance of such expenditures or the highest rate permitted by law, whichever is less.

           (k) Power of Attorney. Borrower hereby irrevocably appoints Lender Borrower's attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, from time to time in the Lender's discretion, from and after the occurrence of an Event of Default, to take any action and to execute any instrument which Lender may deem necessary or advisable to accomplish the purposes of this Loan and Security Agreement, including, without limitation: (i) to obtain, compromise and adjust insurance required to be paid to Lender;
               (ii) to ask, demand, collect, sue for, recover, receive, and give acquaintance and receipts for moneys due and to become due under or in respect of any of the Collateral; (iii) to receive, endorse, and collect any drafts or other instruments, documents, and chattel paper in connection with clause (i) or (ii) above; and (iv) to file any claims or take any action or institute any proceedings which Lender may deem necessary or desirable for the collection of any of the Collateral otherwise to enforce the rights of Lender with respect to any of the Collateral.

           (l) No Duties. The powers conferred on Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting

[LOGO METLIFE CAPITAL APPEARS HERE]
               for moneys actually received by it hereunder, Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

           (m) Financial Data. Borrower will furnish to Lender and will cause any guarantor of Borrower's obligations to furnish to Lender on request (i) to the extent that Borrower has previously furnished the following information to Lender, annual balance sheet and profit and loss statements prepared in accordance with generally accepted accounting principles and practices consistently applied and, if Lender so requires, accompanied by the annual audit report of an independent certified public accountant reasonably acceptable to Lender, and (ii) all other financial information and reports that Lender may from time to time reasonably request.

       7. Conditions of Borrowing. Lender shall not be obligated to make the loan hereunder unless:

           (a) The Term Note evidencing such loan shall have been duly executed and delivered to Lender;

           (b) Borrower shall have executed and delivered to Lender the Supplemental Security Agreement describing the Collateral and stating, except with respect to progress payment fundings, the location thereof;

           (c) Except with respect to progress payment fundings, Lender shall have received evidence (as described in Section 6d hereof) that insurance has been obtained in accordance with the provisions of this Loan and Security Agreement;

           (d) Lender shall have received any and all third party consents, waivers or releases deemed necessary or desirable by it in connection with the loan and the Collateral being financed, including, without limitation, Uniform Commercial Code lien releases and the consent and waiver, in form and substance satisfactory to Lender, of each and every realty owner, landlord and mortgagee holding an interest in or encumbrance on the real property where any of the Collateral is to be located;

           (e) All filings, recordings and other actions deemed necessary or desirable by Lender in order to establish, protect, preserve and perfect its security interest in the Collateral being financed by such loan as a valid perfected first priority security interest shall have been duly effected, including, without limitation, the filing of financing statements and the recordation of landlord (owners) and/or mortgagee waivers or disclaimers, all in form and substance satisfactory to Lender, and all fees, taxes and other charges relating to such filings and recordings shall have been paid by Borrower;

           (f) The representations and warranties contained in this Loan and Security Agreement shall be true and correct in all respects on and as of the date of the making of any loan hereunder with the same effect as if made on and as of such date;

           (g) In the sole judgment of Lender, there shall have been no material adverse change in the financial condition, business or operations of Borrower from the earliest date of any financial statement, credit report, business report or similar document submitted to Lender for its review;

           (h) All Loan Documents shall be satisfactory to Lender's attorneys;
               and

           (i) Lender shall have received, in form and substance satisfactory to Lender, such other documents as Lender shall require including, but not limited to, a Request, proof of payment, vendor invoices and certificates of authority and incumbency.

       8.  Default.  The occurrence of any of the following events, following
           -------
the giving of any required notice and/or the expiration of any applicable period of grace, shall constitute an event of default ("Event of Default") hereunder:

           (a) Borrower's default in payment of any installment of the principal of or interest on the Term Note when and after the same shall become due and payable, whether at the due date thereof or by acceleration or otherwise, which default shall continue unremedied for ten (10) days; or

           (b) The failure by Borrower to make payment of any other amount payable hereunder or under the Term Note, and the continuance of such failure for more than ten (10) days after written notice thereof by Lender to Borrower; or

           (c) The failure by Borrower to perform or observe any covenant, condition, obligation or agreement to be performed or observed by it hereunder, which failure shall continue unremedied for thirty (30) days after written notice thereof by Lender to Borrower; or

           (d) The occurrence of a default described in Section 4 hereof; or

           (e) Any warranty, representation or statement made or furnished with respect to the Borrower or the Collateral to Lender by or on behalf of Borrower, in connection with this Loan and Security Agreement, or the indebtedness secured hereby, shall prove to have been false in any adverse, material respect when made or furnished; or

           (f) Borrower shall become insolvent or bankrupt or make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver; or a trustee or a receiver shall be appointed for Borrower or for a substantial part of its property without its consent and shall not be dismissed for a period of sixty (60) days; or bankruptcy, reorganization, liquidation, insolvency or dissolution proceedings shall be instituted by or against Borrower and, if instituted against Borrower, shall be consented to or be pending and not dismissed for a period of sixty (60) days; or any execution or writ of process shall be issued under any action or proceeding against Borrower in such capacity whereby any of the Collateral may be taken or restrained; Borrower shall cease doing business as a going concern; or, without the prior written consent of Lender, which consent shall not be unreasonably appropriate insurer and Lender of each and every occurrence, which may become the basis of a claim or cause of action against the insured and provide Lender with all data pertinent to such occurrence. Borrower shall furnish Lender with certificates of such insurance or copies of policies upon request and shall furnish Lender with renewal certificates not less than thirty
               (30) days prior to the renewal date. Proceeds of all insurance are payable first to Lender to the extent of its interest. Notwithstanding the foregoing, prior to the occurrence of an Event of Default hereunder, Borrower shall have the exclusive right to make, settle, and adjust any and all claims under such policies of insurance; provided, however, that Borrower shall not legally conclude the settlement or adjustment of any claim in excess of $100,000 without the written consent of Lender.

           (e) Financing Statements. At the request of Lender, Borrower will join Lender in executing one or more financing statements pursuant to the Uniform Commercial Code and other documents deemed necessary by Lender under applicable law to record or perfect its security interest in the Collateral, including continuation statements, in form satisfactory to Lender and will pay the cost of filing the same in all public offices wherever filing is deemed by Lender to be necessary or desirable. Borrower hereby authorizes Lender, in such jurisdictions where such action is authorized by law, to effect any such recordation or filing of financing statements or other documents without Borrower's signature thereto.

           (f) Change of Name or Address. Borrower will immediately notify Lender in writing of any change in its place of business or the adoption or change of any tradename or fictitious business name, and will upon request of Lender, execute any additional financing statements or other similar documents necessary to perfect or maintain its security interest.

           (g) Use of Equipment, Maintenance. Borrower will cause the Equipment to be used in a careful and proper manner, will comply with and conform to all governmental laws, rules and regulations relating thereto, and will cause the Equipment to be operated in accordance with the manufacturer's or supplier's instructions or manuals and only by competent and duly qualified personnel. Borrower will cause the Equipment to be kept and maintained in good repair, condition and working order and will furnish all parts, replacements, mechanisms, devices and servicing required therefor so that the value, condition and operating efficiency thereof will at all times be maintained and preserved, normal wear and tear excepted. All such repairs, parts, mechanisms, devices and replacements shall immediately, without further act, become part of the Equipment and subject to the security interest created by this Loan and Security Agreement. Borrower will not make any improvement, change, addition or alteration to the Equipment if such improvement, change, addition or alteration will impair the originally intended function or use of the Equipment or impair the value of the Equipment as it existed immediately prior to such improvement, change, addition or alteration. Any part added to the Equipment in connection with any improvement, change, addition or alteration shall immediately, without further act, become part of the Equipment and subject to the security interest created by this Loan and Security Agreement.

           (h) Inspection. Lender may at any reasonable time or times inspect the Equipment and may at any reasonable time or times inspect the books and records of Borrower. So long as no Event of Default shall have occurred and be continuing, Lender shall conduct such inspections only upon reasonable advance notice and during normal business hours.

           (i) Taxes. Borrower shall promptly pay, when due, all charges, fees, assessments and taxes (excluding all taxes measured by Lender's income) which may now or hereafter be imposed upon the ownership, leasing, possession, sale or use of the Collateral.

           (j) Performance by Lender. If Borrower fails to perform any agreement or obligation contained herein, Lender may itself perform, or cause the performance of such agreement or obligation. Borrower will pay, or reimburse Lender, on demand, for any and all fees, including attorneys' fees, costs and expenses of whatever kind or nature incurred by Lender in connection with (i) the creation, preservation and protection of Lender's security interest in the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, (ii) payments or discharge of any taxes or liens upon or in respect of the Collateral, (iii) premiums for insurance with respect to the Equipment and (iv) this Loan and Security Agreement and with protecting, maintaining or preserving the Collateral and Lender's interests therein, whether through judicial proceedings or otherwise, or in connection with defending or prosecuting any actions, suits or proceedings arising out of or related to the Loan and Security Agreement and the Loan Documents or in connection with any debt restructuring, loan workout negotiations or bankruptcy or insolvency case or proceedings. All such amounts shall constitute obligations of Borrower secured by the Collateral. In the event that Borrower fails to perform any of its agreements contained herein, Borrower will, on demand, reimburse Lender for all such expenditures, together with interest thereon from the date of such expenditure until fully reimbursed at the rate of fifteen percent (15%) per annum on the outstanding balance of such expenditures or the highest rate permitted by law, whichever is less.

           (k) Power of Attorney. Borrower hereby irrevocably appoints Lender Borrower's attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, from time to time in the Lender's discretion, from and after the occurrence of an Event of Default, to take any action and to execute any instrument which Lender may deem necessary or advisable to accomplish the purposes of this Loan and Security Agreement, including, without limitation: (i) to obtain, compromise and adjust insurance required to be paid to Lender;
               (ii) to ask, demand, collect, sue for, recover, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (iii) to receive, endorse, and collect any drafts or other instruments, documents, and chattel paper in connection with clause (i) or (ii) above; and (iv) to file any claims or take any action or institute any proceedings which Lender may deem necessary or desirable for the collection of any of the Collateral otherwise to enforce the rights of Lender with respect to any of the Collateral.

           (l) No Duties. The powers conferred on Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting

[LOGO METLIFE CAPITAL APPEARS HERE]
               for moneys actually received by it hereunder, Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

           (m) Financial Data. Borrower will furnish to Lender and will cause any guarantor of Borrower's obligations to furnish to Lender on request (i) to the extent that Borrower has previously furnished the following information to Lender, annual balance sheet and profit and loss statements prepared in accordance with generally accepted accounting principles and practices consistently applied and, if Lender so requires, accompanied by the annual audit report of an independent certified public accountant reasonably acceptable to Lender, and (ii) all other financial information and reports that Lender may from time to time reasonably request.

       7. Conditions of Borrowing. Lender shall not be obligated to make the loan hereunder unless:

           (a) The Term Note evidencing such loan shall have been duly executed and delivered to Lender;

           (b) Borrower shall have executed and delivered to Lender the Supplemental Security Agreement describing the Collateral and stating, except with respect to progress payment fundings, the location thereof;

           (c) Except with respect to progress payment fundings, Lender shall have received evidence (as described in Section 6d hereof) that insurance has been obtained in accordance with the provisions of this Loan and Security Agreement;

           (d) Lender shall have received any and all third party consents, waivers or releases deemed necessary or desirable by it in connection with the loan and the Collateral being financed, including, without limitation, Uniform Commercial Code lien releases and the consent and waiver, in form and substance satisfactory to Lender, of each and every realty owner, landlord and mortgagee holding an interest in or encumbrance on the real property where any of the Collateral is to be located;

           (e) All filings, recordings and other actions deemed necessary or desirable by Lender in order to establish, protect, preserve and perfect its security interest in the Collateral being financed by such loan as a valid perfected first priority security interest shall have been duly effected, including, without limitation, the filing of financing statements and the recordation of landlord (owners) and/or mortgagee waivers or disclaimers, all in form and substance satisfactory to Lender, and all fees, taxes and other charges relating to such filings and recordings shall have been paid by Borrower;

           (f) The representations and warranties contained in this Loan and Security Agreement shall be true and correct in all respects on and as of the date of the making of any loan hereunder with the same effect as if made on and as of such date;

           (g) In the sole judgment of Lender, there shall have been no material adverse change in the financial condition, business or operations of Borrower from the earliest date of any financial statement, credit report, business report or similar document submitted to Lender for its review;

           (h) All Loan Documents shall be satisfactory to Lender's attorneys;
               and

           (i) Lender shall have received, in form and substance satisfactory to Lender, such other documents as Lender shall require including, but not limited to, a Request, proof of payment, vendor invoices and certificates of authority and incumbency.

       8.  Default.  The occurrence of any of the following events, following
           -------
the giving of any required notice and/or the expiration of any applicable period of grace, shall constitute an event of default ("Event of Default") hereunder:

           (a) Borrower's default in payment of any installment of the principal of or interest on the Term Note when and after the same shall become due and payable, whether at the due date thereof or by acceleration or otherwise, which default shall continue unremedied for ten (10) days; or

           (b) The failure by Borrower to make payment of any other amount payable hereunder or under the Term Note, and the continuance of such failure for more than ten (10) days after written notice thereof by Lender to Borrower; or

           (c) The failure by Borrower to perform or observe any covenant, condition, obligation or agreement to be performed or observed by it hereunder, which failure shall continue unremedied for thirty (30) days after written notice thereof by Lender to Borrower; or

           (d) The occurrence of a default described in Section 4 hereof; or

           (e) Any warranty, representation or statement made or furnished with respect to the Borrower or the Collateral to Lender by or on behalf of Borrower, in connection with this Loan and Security Agreement, or the indebtedness secured hereby, shall prove to have been false in any adverse, material respect when made or furnished; or

           (f) Borrower shall become insolvent or bankrupt or make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver; or a trustee or a receiver shall be appointed for Borrower or for a substantial part of its property without its consent and shall not be dismissed for a period of sixty (60) days; or bankruptcy, reorganization, liquidation, insolvency or dissolution proceedings shall be instituted by or against Borrower and, if instituted against Borrower, shall be consented to or be pending and not dismissed for a period of sixty (60) days; or any execution or writ of process shall be issued under any action or proceeding against Borrower in such capacity whereby any of the Collateral may be taken or restrained; Borrower shall cease doing business as a going concern; or, without the prior written consent of Lender, which consent shall not be unreasonably withheld, or the prior written consent of Wakefem Food Corp. and written notice to Lender, Borrower shall sell, transfer or dispose of all or substantially all of its assets or property; or

           (g) The liquidation, merger, consolidation, reorganization, conversion to an "S" status or dissolution, if Borrower is a corporation or partnership, of Borrower, if in Lender's reasonable opinion, such act shall materially and adversely affect Borrower's ability to perform under any of the Loan Documents; or

           (h) Any item of Collateral is seized or levied on under legal or governmental process.

The occurrence of an Event of Default shall terminate any commitment or obligation by Lender to make any of the loans contemplated by this Loan and Security Agreement.

       9.  Remedies Upon Default. Upon the occurrence of an Event of Default
           ---------------------
hereunder, Lender may, at its option, do any one or more of the following:

           (a) Declare all obligations of Borrower to Lender under the Loan Documents to be immediately due and payable, whereupon all unpaid principal of and interest on said indebtedness and other amounts declared due and payable shall be and become immediately due and payable;

           (b) Take possession of all or any of the Collateral and exclude therefrom Borrower and all others claiming under Borrower, and thereafter hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of Borrower in respect to the Collateral or any part thereof. In the event Lender demands, or attempts to take possession of the Collateral in the exercise of any rights under this Loan and Security Agreement, Borrower promises and agrees to promptly turn over and deliver complete possession thereof to Lender;

           (c) Require Borrower to assemble the Collateral, or any portion thereof, at a place designated by Lender and reasonably convenient to both parties, and promptly to deliver such Collateral to Lender, or an agent or representative designated by it;

           (d) Sell, lease or otherwise dispose of the Collateral at public or private sale, without having the Collateral at the place of sale, and upon terms and in such manner as Lender may determine (and Lender may be a purchaser at any sale); and

           (e) Exercise any remedies of a secured party under the Uniform Commercial Code as adopted in the state where the Collateral is located or any other applicable law.

       Except as to portions of the Collateral which are perishable or threaten to decline speedily in value or are of a type customarily sold on a recognized market, Lender shall give Borrower at least ten (10) days' prior written notice of the time and place of any public or private sale of the Collateral or other intended disposition thereof to be made. Such notice may be mailed to Borrower at the address set forth in the first paragraph of this Loan and Security Agreement. Borrower hereby specifically agrees (to the extent that applicable law and public policy allows it to effectively do so) that any public or private sale held in accordance with the terms of this Loan and Security Agreement shall, for the purpose of the Uniform Commercial Code as adopted in the state where the Collateral is located and for all other purposes, be deemed to have been conducted in a commercially reasonable manner and in good faith.

       The proceeds of any sale under Section 9(d) shall be applied as follows:

                 (i) To the repayment of the costs and expenses of retaking, holding and preparing for the sale and the selling of the Collateral (including legal expenses and attorneys' fees) and the discharge of all assessments, encumbrances, charges or liens, if any, on the Collateral prior to the lien hereof (except any taxes, assessments, encumbrances, charges or liens subject to which such sale shall have been made);

                 (ii) To the payment of the whole amount then due and unpaid of the indebtedness of Borrower to Lender under the Loan Documents,

                 (iii) To the payment of other amounts then secured hereunder;
                 and

                 (iv) The surplus, if any, shall be paid to the Borrower or to whomsoever may be lawfully entitled to receive the same.

       Lender shall have the right to enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to stop or prevent Lender from pursuing any further remedy which it may have, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release Borrower until full payment of any deficiency has been made in cash.

       10. Limitation on Interest. It is the intent of the parties to this Loan
           ----------------------
and Security Agreement to contract in strict compliance with applicable usury laws from time to time in effect. In furtherance thereof, the parties stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay for the use, forbearance or detention of money at a rate in excess of the maximum interest rate permitted to be charged by applicable law from time to time in effect.

       11. Personal Property/Tags. No item of Equipment will be attached or
           ----------------------
affixed to realty or any building without Lender's prior knowledge and written consent and waiver of the landlord and the mortgagee, if any, of the real property. If so requested by Lender, Borrower will affix tags supplied by Lender, reflecting Lender's security interest in the Equipment.


[LOGO OF METLIFE CAPITAL APPEARS HERE]

       12. Loss and Damage. Borrower shall bear the risk of damage, loss, theft,
           ---------------
or destruction, partial or complete of the Equipment, whether or not such loss or damage is covered by insurance. Unless an Event of Default shall have occurred and be continuing, Lender agrees to apply toward payment of the obligations of Borrower under this Section 12, Insurance proceeds payable to Lender by reason of such damage, loss, theft, or destruction. In the event of any damage, loss, theft, or destruction, partial or complete, of any item of Equipment, Borrower shall promptly notify Lender in writing and at the option of Borrower (a) repair or restore the Equipment to good condition and working order, or (b) replace the Equipment with similar equipment in good repair, condition and working order, or (c) pay Lender, in cash, an amount equal to the unamortized equipment cost for the item or if the Equipment was not purchased with the loan proceeds, the pro rata portion of the outstanding principal balance due under the Term Note, as the case may be, and all other amounts relating to that item of Equipment then due and owing hereunder, and upon payment of that amount, Lender's lien shall be terminated with respect to that item of Equipment only, and Lender will release its interest in that item of Equipment.

       13. Assignment. Borrower may not assign or transfer any rights under this
           ----------
Loan and Security Agreement or to the Collateral without Lender's prior written consent, which consent shall not be unreasonably withheld.

       14. Indemnification. Borrower shall indemnify and hold harmless Lender
           ---------------
from and against any and all claims, losses, liabilities, causes of action, costs and expenses (including the fees of Lender's attorneys) ("Claims") in any way relating to or arising out of this Loan and Security Agreement, the other Loan Documents or the Collateral, except for any Claims resulting solely and directly from Lender's gross negligence or willful misconduct.

       15. Notices. Whenever Borrower or Lender shall desire to give or serve
           -------
any notice, demand, request or other communication with respect to this Loan and Security Agreement, each such notice, demand, request or communication shall be in writing and shall be effective only if the same is physically delivered or is by certified mail, postage prepaid, return receipt requested, or by overnight courier, postage prepaid, mailed to the parties at the addresses set forth in the first paragraph of this Loan and Security Agreement, with a copy to Lender's Vice President of Credit. Any party hereto may change its address for such notices by delivering or mailing to the other parties hereto, as aforesaid, a notice of such change.

       16. No Waiver by Lender. By exercising or failing to exercise any of its
           -------------------
rights, options or elections hereunder, Lender shall not be deemed to have waived any breach or default on the part of Borrower or to have released Borrower from any of the obligations secured hereby, unless such waiver or release is in writing and is signed by Lender. In addition, the waiver by Lender of any breach hereof for default in payment of an indebtedness secured hereby shall not be deemed to constitute a waiver of any succeeding breach or default.

       17. Further  Agreements.  From time to time, Borrower will execute such
           -------------------
further instruments as Lender may reasonably require, in order to protect, preserve, and maintain the security interest granted hereby.

       18. Binding Upon Successors. All agreements, covenants, conditions and
           -----------------------
provisions of this Loan and Security Agreement shall apply to and bind the successors and assigns of all parties hereto.

       19. Governing Laws. This Loan and Security Agreement shall be governed
           --------------
by the laws of the State of Washington.

       20. Amendment. This Loan and Security Agreement can be modified or
           ---------
rescinded only by a writing expressly referring to this Loan and Security Agreement, signed by both of the parties hereto.

       21. Invalidity of Provisions. Every provision of this Loan and Security
           ------------------------
Agreement is intended to be severable. In the event that any term or provision hereof is declared by a court to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable, then to the extent possible all of the other provisions shall nonetheless remain in full force and effect.

IN WITNESS WHEREOF, Borrower and Lender have duly executed this Loan and Security Agreement the day and year first above written.

Lender:      MetLife Capital Corporation   Borrower:                                 Big V Supermarkets, Inc.
             ---------------------------                                             ------------------------
By:          /s/Judy Johnston              By:                                       /s/ James A. Toopes, Jr.
             ---------------------------                                             ------------------------
Print Name:  Judy Johnston                 (Print Name):                             James A. Toopes, Jr.
             ---------------------------                                             ------------------------
Title:       Vice President                Title:                                    Exec. Vice President
             ---------------------------                                             ------------------------
                                           Federal Tax Identification Number         14-1459448
                                                                                     ------------------------